Exhibit 15.5
GOVERNMENT ORGANIZATION ACT
Wholly Amended by Act No. 8852, Feb. 29, 2008
CHAPTER 1 GENERAL PROVISIONS
Article 1 (Purpose)
The purpose of this Act is to establish the basic principles for the establishment, organization, and scope of functions of national administrative agencies for the systematic and efficient performance of national administrative affairs.
Article 2 (Establishments and Organizations, etc. of Central Administrative Agencies)
(1) The establishment and scope of functions of central administrative agencies shall be determined by law.
(2) Except as otherwise provided in this Act or other Acts, the central administrative agencies shall be Bu(s) (Ministries), Cheo(s) (Ministries at the Agencies-Ministerial level) and Cheong(s) (Administrations at the Vice Ministerial level).
(3) Except as otherwise provided in this Act and other Acts, the subsidiary agency of the central administrative agency shall be Cha-gwan (Vice Minister), Cha-jang (Deputy Administrator), Sil-jang (Deputy Minister), or Guk-jang (Director General of a bureau), and if necessary, further subsidiary organs as prescribed by the Presidential Decree may be placed under him: Provided, That the title of Sil-jang (Deputy Minister) and Guk-jang (Director General of a bureau) may be otherwise provided as the Bonbu-jang (Chief Commissioner), Dan-jang (Group Chief), Bu-jang (Department Head) or Team-jang (Team Head), etc. under the conditions as prescribed by the Presidential Decree. In this case, the subsidiary organs whose title has been as provided otherwise shall be deemed to be Sil-jang (Deputy Minister) and Guk-jang (Director General of a bureau) in applying this Act.
(4) Except as provided by law, the establishment of subsidiary organs and the division of their affairs referred to in paragraph (3) shall be determined by the Presidential Decree: Provided, That the establishment and division of affairs of subsidiary organs prescribed by the Presidential Decree in accordance with paragraph (3) may be determined by the Ordinance of the Prime Minister or the Ministerial Ordinance.
(5) In each Administrative Ministry, there may be appointed a Chagwanbo (Assistant Minister) to directly assist the Minister and Vice Minister on matters that the Minister specially instructs; and in each of the central administrative agencies, under the Minister, Vice Minister, Deputy Administrator, Deputy Minister, and Director General of a bureau there may be appointed, under the conditions as prescribed by the Presidential Decree, an assisting agency to assist the said seniors in planning policies, devising plans, and conducting researches, surveys, examinations, evaluations and public information, etc.: Provided, That an assisting agency equivalent to a subsidiary organ prescribed by the Presidential Decree in accordance with paragraph (3) may be appointed as determined by the Ordinance of the Prime Minister or the Ministerial Ordinance.
(6) Assistant Ministers, Deputy Ministers, Director Generals of bureaus and assisting agencies corresponding to the former in their ranks of the central administrative agencies shall be appointed from among the public officials in general service, public officials in extraordinary civil service and public officials in contractual service who belong to the Senior Civil Service, and in the case of the positions that can be held by public officials in specific service, such case shall be limited to a case where the relevant Act prescribes that the positions have to be held by public officials who belong to the Senior Civil Service, and the number of the director generals of the bureaus who are appointed from among the state public officials in extraordinary civil service shall not exceed one for each central administrative agency.
(7) Notwithstanding paragraph (6), a diplomatic public official may be appointed as a subsidiary organ, Assistant Minister or assisting agency of the Ministry of Foreign Affairs and Trade; a public prosecutor as a subsidiary organ or assisting agency of the Ministry of Justice; a soldier on service as a subsidiary organ, Assistant Minister or assisting agency of the Ministry of National Defence, or as a subsidiary organ or assisting agency of the Military Manpower Administration or the Defense Acquisition Program Administration; a public educational official as a subsidiary organ, Assistant Minister or assisting agency of the Ministry of Education, Science and Technology; a police officer as a subsidiary organ or assisting agency of the Korean National Police Agency or the Korea Coast Guard, and a fire-fighting officer as a subsidiary organ or assisting agency of the National Emergency Management Agency under the conditions as prescribed by the Presidential Decree.
(8) If it is deemed that the expertism is especially necessary to perform the competent duties, public officials in contractual service may also be appointed to any positions as prescribed by the Presidential Decree within the scope of 20/100 of the public officials by central administrative agency, notwithstanding paragraphs (6) and (7).
(9) The positions equivalent to those provided for in paragraph (6) shall be held by public officials who belong to the Senior Civil Service from among the positions of subsidiary organs and assisting agencies of the administrative agencies that are not the central administrative agencies and the seconded positions (referring to the positions that are held by seconded public officials) of the administrative agencies.
(10) Proper position ranks or duty grades shall be given to Assistant Ministers, subsidiary organs and assisting agencies of the central administrative agencies provided for in this Act and administrative agencies that are not the central administrative agencies.
Article 3 (Establishment of Special Local Administrative Agencies)
(1) Except as otherwise prescribed by law, each central administrative agency may, if necessary for the performance of its affairs, have local administrative agencies under its jurisdiction under the conditions as determined by the Presidential Decree.
(2) A local administrative agency under paragraph (1) may combinedly carry out the competent affairs of other related central administrative agencies under the conditions as prescribed by the Presidential Decree, in case where deemed efficient if carried out combinedly, in view of the relevancy of affairs and regional particularities.
Article 4 (Establishment of Affiliated Institutions)
An administrative agency may, under the conditions as prescribed by the Presidential Decree, establish the institution of experiment and research, of education and training, of culture, of medical care, of manufacture, and of advice, in case where deemed necessary for its competent affairs.
Article 5 (Establishment of Representative Administrative Organizations)
An administrative agency may establish representative administrative organizations, such as an administrative committee, if necessary for the independent fulfillment of part of its competent duties under the conditions as determined by law.
Article 6 (Delegation or Entrustment of Authority)
(1) An administrative agency may delegate part of its competent affairs to its subsidiary organs or subordinate administrative agencies, or entrust or delegate it to other administrative agencies and local governments or their subordinate agencies under the conditions as determined by Acts and subordinate statutes. In this case, the delegated or entrusted organs may inter alia re-delegate or re-entrust part of their authorities and responsibilities which are delegated or entrusted to their subsidiary organs or subordinate administrative agencies where necessary under the conditions as determined by Acts and subordinate statutes.
(2) Subsidiary organs shall, with respect to the affairs delegated under paragraph (1), carry out the relevant affairs in the capacity of the administrative agencies within the relevant scope.
(3) An administrative agency may entrust matters involving surveys, inspections, verifications, and management, etc., that are not directly related to the rights and duties of citizens, to a juristic person, an organization which is not a local government, or its agencies or related individuals as determined by Acts and subordinate statutes.
Article 7 (Authority and Responsibility of Head of Administrative Agency)
(1) The head of each administrative agency shall take overall charge of the affairs under his jurisdiction, and shall direct and supervise his subordinate public officials.
(2) A vice minister (including a chief commissioner appointed in political service under Article 25 paragraph 2), or a deputy administrator (including the deputy administrator of the Office for Government Policy Coordination) shall assist the head of his agency to administer the affairs under his jurisdiction and to direct and supervise his subordinate officials, and shall act for the head of the agency in case the said head is unable to perform his duties due to an accident: Provided, That when the head of an agency having two vice ministers or deputy administrators meets an accident, his duties shall be performed vicariously according to the order prescribed by the Presidential Decree.
(3) Subsidiary organs of each administrative agency shall assist the head, vice minister, or deputy administrator thereof to administer the affairs under his jurisdiction and to direct and supervise his subordinate officials.
(4) In the case of paragraphs (1) and (2), with respect to the administration belonging to him, he may directly command the head of relevant administration, in devising important policies.
(5) The head of a ministry or agency may request that the Prime Minister coordinate affairs of other administrative agencies related to affairs under his duties in case where deemed necessary to efficiently promote his affairs.
Article 8 (Prescribed Number, etc. of Public Officials)
(1) The kinds and prescribed number of public officials to be posted at each administrative agency, the positions that are held by public officials who belong to the Senior Civil Service and the prescribed number of public officials who belong to the Senior Civil Service, standards and procedures for the posting of public officials, and other necessary matters shall be determined by the Presidential Decree: Provided, That the case of posting public officials in political service at each administrative agency (excluding public officials in political service posted at the Presidential Secretariat) shall be prescribed by law.
(2) In case of paragraph (1), if it is deemed efficient that the prescribed number of two or more administrative agencies is combinedly managed, such prescribed number may be determined by combining it.
Article 9 (Concurrent Budgetary Measures)
When an administrative agency or its subordinate organization is newly established or the prescribed number of public officials is increased, budgetary measures shall be concurrently taken.
Article 10 (Government Delegates)
The Chief and Deputy Administrators of the Prime Minister’s Office, Vice Ministers under Ministers for Special Affairs, Ministers, Vice Ministers, Administrators, Deputy Administrators, Deputy Ministers, Director Generals of bureaus, and Assistant Ministers of the Ministries, Ministries at the Agencies-Ministerial level and Administrations at the vice Ministerial level, and Chief Commissioners of the Ministry of Foreign Affairs and Trade, shall be government delegates.
CHAPTER II PRESIDENT
Article 11 (President’s Supervisory Powers on Administration)
(1) The President as the head of the Government shall direct and supervise the heads of all central administrative agencies according to Acts and subordinate statutes.
(2) The President may suspend or cancel any order or disposition by the Prime Minister or the heads of central administrative agencies when deemed unlawful or unjust.
Article 12 (State Council)
(1) The President as the Chairman of the State Council shall convene and preside over the meetings of the State Council.
(2) Where the Chairman is unable to perform his official duties due to an accident, the Prime Minister as the Vice-Chairman shall act as Chairman, and where both the Chairman and the Vice-Chairman are unable to perform their official duties due to an accident, the members of the State Council shall act as Chairman in the order referred to in Article 22 (1).
(3) Members of the State Council shall be appointed in political civil service, and may submit bills to the Chairman and request that a meeting of the State Council be held.
(4) Matters necessary for the operation of the State Council shall be determined by the Presidential Decree.
Article 13 (Right to Attend State Council Meetings and Present Bills)
(1) The Chief of the Prime Minister’s Office, the Minister of Government Legislation, the Minister of the Patriots and Veterans Affairs, other public officials as determined by law may attend the State Council and take the floor as necessary.

(2) Those public officials referred to in paragraph (1) may, with respect to their official duties, recommend that the Prime Minister present their proposed bills to the State Council.
Article 14 (Office of the President)
(1) The Office of the President shall be established to assist the President in performing his official duties.
(2) The Chief of Staff shall be assigned to the Office of the President, and he shall be appointed in political service.
(3) A special department to escort the President, etc. shall be established in the Office of the President.
(4) The organization and scope of functions of and other necessary matters for the special department referred to in paragraph (3) shall be separately determined by law.
Article 15 (National Intelligence Service)
(1) A National Intelligence Service shall be established under the President to handle the duties pertaining to information, protection of public peace and criminal investigation related to national security.
(2) The organization and scope of functions of the National Intelligence Service and other necessary matters shall be determined by law.
CHAPTER III Prime Minister
Article 16 (Prime Minister’s Supervisory Powers on Administration)
(1) The Prime Minister shall direct and supervise the heads of central administrative agencies under orders of the President.
(2) The Prime Minister may suspend or cancel any order or disposition by the heads of central administrative agencies upon approval by the President when deemed unlawful or unjust.
Article 17 (Minister for Special Affairs)
(1) One member of the State Council (hereinafter referred to as “Minister for Special Affairs”) may be established to perform affairs specially designated by the President or affairs specially instructed by the Prime Minister under orders of the President.
(2) A Vice Minister shall be assigned under the Minister for Special Affairs, and he shall be appointed in political service.
(3) Public Officials necessary to assist the Minister for Special Affairs shall be assigned.
Article 18 (Prime Minister’s Office)
(1) The Prime Minister’s Office shall be established under the Prime Minister to assist him with respect to the administrative direction and supervision, the management of social risk and conflict, and the review, evaluation, and regulation reform of each central administrative agency.
(2) A Chief (Minister) shall be assigned to the Prime Minister’s Office, and he shall be appointed in political service.
(3) The Vice Minister for Government Policy and the Vice Minister for General Affairs shall be assigned to the Prime Minister’s Office, and each shall be appointed in political service.
Article 19 (Execution of Prime Minister’s Official Duties on His Behalf)
If the Prime Minister is unable to perform his official duties due to an accident, the member of the State Council designated by the President, if designated, or any member in the order referred to in Article 22 (1), if not designated, shall perform their official duties.
Article 20 (Ministry of Government Legislation)
(1) The Ministry of Government Legislation shall be established under the Prime Minister to professionally take charge of the review of draft Acts, draft subordinate statutes and draft treaties to be laid before the State Council, draft Ordinances of the Prime Minister, Ministerial Ordinances, and other affairs on legislation.
(2) A Minister and a Vice Minister shall be assigned to the Ministry of Government Legislation, and the Minister shall be appointed in political service and the Vice Minister shall be appointed as a state public official in extraordinary civil service who belongs to the Senior Civil Service.

Article 21 (Ministry of Patriots and Veterans Affairs)
(1) The Ministry of Patriots and Veterans Affairs shall be established under the Prime Minister to take charge of the affairs on merit reward for persons of distinguished service to the State and their bereaved family members, and compensation, protection and welfare promotion of veterans.
(2) A Minister and a Vice Minister shall be assigned to the Ministry of Patriots and Veterans Affairs, and the Minister shall be appointed in political service and the Vice Minister shall be appointed as a state public official in extraordinary civil service who belongs to the Senior Civil Service.
CHAPTER IV EXECUTIVE MINISTRIES
Article 22 (Executive Ministries)
(1) The President shall exercise general control over the following executive Ministries:
1. Ministry of Strategy and Finance;
2. Ministry of Education, Science and Technology;
3. Ministry of Foreign Affairs and Trade;
4. Ministry of Unification;
5. Ministry of Justice;
6. Ministry of National Defense;
7. Ministry of Public Administration and Security;
8. Ministry of Culture, Sport and Tourism;
9. Ministry for Food, Agriculture, Forestry and Fisheries;
10. Ministry of Knowledge Economy;
11. Ministry for Health, Welfare and Family Affairs;
12. Ministry of Environment;
13. Ministry of Labor;
14. Ministry of Gender Equality;
15. Ministry of Land, Transport and Maritime Affairs
(2) There shall be a Minister and a Vice Minister in each Ministry. The Ministers shall be appointed as the members of the State Council, and the Vice Ministers shall be appointed in political service: Provided, That there shall be two Vice Ministers in the Ministry of Strategy and Finance, the Ministry of Education, Science and Technology, the Ministry of Foreign Affairs and Trade, the Ministry of Public Administration and Security, the Ministry of Culture, Sport and Tourism, the Ministry for Food, Agriculture, Forestry and Fisheries, the Ministry of Knowledge Economy and the Ministry of Land, Transport and Maritime Affairs, respectively.
(3) Each Minister shall direct and supervise the heads of local administrative agencies with respect to the affairs under his jurisdiction.
Article 23 (Ministry of Strategy and Finance)
(1) The Minister of Strategy and Finance shall administer the affairs on the establishment of mid and long term strategies for national development, establishment, overall control and coordination of economic and financial policies, management of compilation, execution and outcome of budget and fund, money, foreign exchange, National Treasury, governmental accounting, internal tax system, customs, international finance, management of public agencies, economic cooperation, state property, private investment and national debt.
(2) An Assistant Minister may be assigned to the Ministry of Strategy and Finance.
(3) The National Tax Service shall be established under the Minister of Strategy and Finance to take charge of the affairs on the imposition, reduction or exemption, and collection of internal taxes.
(4) A Commissioner and a Deputy Commissioner shall be assigned to the National Tax Service. The Commissioner shall be appointed in political service and the Deputy Commissioner shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
(5) The Korea Customs Service shall be established under the Minister of Strategy and Finance to take charge of the affairs on the imposition, reduction or exemption, and collection of customs, customs clearance of imports and exports, and control of goods smuggling.
(6) A Commissioner and a Deputy Commissioner shall be assigned to the Korea Customs Service. The Commissioner shall be appointed in political service, and the Deputy Commissioner shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.

(7) The Public Procurement Service shall be established under the Minister of Strategy and Finance to take charge of the affairs on the purchase, supply, and management of goods (excluding military supplies) ordered by the Government, and affairs related to important facility construction contracts made by the Government.
(8) An Administrator and a Deputy Administrator shall be assigned to the Public Procurement Service. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
(9) The Korea National Statistical Office shall be established under the Minister of Strategy and Finance to take charge of the affairs on establishing statistical standards, taking censuses, and various statistics.
(10) A Commissioner and a Deputy Commissioner shall be assigned to the Korea National Statistical Office. The Commissioner shall be appointed in political service, and the Deputy Commissioner shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
Article 24 (Ministry of Education, Science and Technology)
(1) The Minister of Education, Science and Technology shall administer the affairs on human resources development policies, school education, lifelong education, and sciences, and on policy and research development on basic science, the atomic energy, training of human resources in science and technology and other affairs on the promotion of science and technology.
(2) An Assistant Minister may be assigned to the Ministry of Education, Science and Technology.
Article 25 (Ministry of Foreign Affairs and Trade)
(1) The Minister of Foreign Affairs and Trade shall administer diplomacy, trade negotiations with foreign countries, and general management and coordination of trade negotiations, coordination of duties on international relations, treaties and other international agreements, protection of and support for Korean nationals abroad, policy-making on overseas Korean and research and analysis on international situations and immigration.
(2) A Chief Commissioner in charge of trade negotiations shall be assigned to the Ministry of Foreign Affairs and Trade, and he shall be appointed in political service.
(3) An Assistant Minister may be assigned to the Ministry of Foreign Affairs and Trade.
Article 26 (Ministry of Unification)
The Minister of Unification shall administer policy-making on unification and inter-Korea dialogue, exchange and cooperation, education on unification, and other affairs on unification.
Article 27 (Ministry of Justice)
(1) The Minister of Justice shall administer prosecutions, penal administration, protection of human rights, immigration control, and other legal affairs.
(2) The Public Prosecution’s Office shall be established under the Minister of Justice to take charge of the affairs of public prosecutors.
(3) The organization, the scope of functions, and other necessary matters for the Public Prosecution’s Office shall be separately determined by law.
Article 28 (Ministry of National Defense)
(1) The Minister of National Defense shall administer military administration, military command, and other military affairs relating to national defense.
(2) An Assistant Minister may be assigned to the Ministry of National Defense.
(3) The Military Manpower Administration shall be established under the Minister of National Defense for the purpose of administering enlistment, mobilization, and other affairs of the military service administration.
(4) An Administrator and a Deputy Administrator shall be assigned to the Military Manpower Administration. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
(5) The Defense Acquisition Program Administration shall be established under the Minister of National Defense for the purpose of administering the improvement projects of defense capability, the procurement of munitions, and the fosterage of defense industries.
(6) An Administrator and a Deputy Administrator shall be assigned to the Defense Acquisition Program Administration. The Administrator shall be appointed in political service, and the Deputy Commissioner shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
Article 29 (Ministry of Public Administration and Security)
(1) The Minister of Government Administration and Home Affairs shall administer the affairs on the general affairs for the State Council, promulgation of Acts and subordinate statutes and treaties, government organization and its prescribed number, personnel, ethics, pension and services management of public officials, reward and decoration, government innovation, administrative efficiency, e-government and information protection, the maintenance of government buildings, local government system, business support for, and finances and taxation of local governments, support for underdeveloped regions, etc., dispute conciliation between local governments, elections, referendum, security management policies and emergency preparation, civil defense and disaster control system.
(2) The state administrative affairs which do not fall under the jurisdiction of other central administrative agencies shall be conducted by the Minister of Public Administration and Security.
(3) An Assistant Minister may be assigned to the Ministry of Public Administration and Security.
(4) The National Police Agency shall be established under the Minister of Public Administration and Security to take charge of the affairs on public peace and order.
(5) The organization and scope of functions of the National Police Agency and other necessary matters shall be separately determined by law.
(6) The National Emergency Management Agency shall be established under the Minister of Public Administration and Security to take charge of administrative affairs involving fire fighting, disaster prevention, the operation of civil defense and security management.
(7) An Administrator and a Deputy Administrator shall be assigned to the National Emergency Management Agency. The Administrator shall be appointed from public officials in political service or fire-fighting officers and the Deputy Administrator shall be appointed from fire-fighting officers or the state public officials in extraordinary civil service who belong to the Senior Civil Service. In this case, either the Administrator or the Deputy Administrator shall be appointed from fire-fighting officers.
Article 30 (Ministry of Culture, Sport and Tourism)
(1) The Minister of Culture, Sport and Tourism shall administer the affairs on culture, arts, media, advertisement, publishing, publications, sports and tourism.
(2) An Assistant Minister may be assigned to the Ministry of Culture, Sport and Tourism.
(3) The Cultural Heritage Administration shall be established under the Minister of Culture, Sport and Tourism to take charge of the affairs on cultural properties.
(4) An Administrator and a Deputy Administrator shall be assigned to the Cultural Heritage Administration. The Administrator shall be appointed in political service and the Deputy Administrator shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
Article 31 (Ministry for Food, Agriculture, Forestry and Fisheries)
(1) The Minister for Food, Agriculture, Forestry and Fisheries shall administer the affairs relating to agriculture, fisheries and livestock, foods, farmland and irrigation, the promotion of food industry, development of farming and fishing communities and the distribution of agricultural products.
(2) An Assistant Minister may be assigned to the Ministry for Food, Agriculture, Forestry and Fisheries.
(3) The Rural Development Administration shall be established under the Minister for Food, Agriculture, Forestry and Fisheries for the purpose of administering affairs concerning rural development.
(4) An Administrator and a Deputy Administrator shall be assigned to the Rural Development Administration. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
(5) The Korea Forest Service shall be established under the jurisdiction of the Minister for Food, Agriculture, Forestry and Fisheries for the purpose of administering affairs relating to forestry.

(6) An Administrator and a Deputy Administrator shall be assigned to the Korea Forest Service. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
Article 32 (Ministry of Knowledge Economy)
(1) The Minister of Knowledge Economy shall administer the affairs on commerce, trade, and industry, foreign investment, information and communication industry, research and development policies on industrial technology, energy and underground resources, radio wave and communication, postal service and postal money order, and postal transfer.
(2) An Assistant Minister may be assigned to the Ministry of Knowledge Economy.
(3) The Small and Medium Business Administration shall be established under the Minister of Knowledge Economy to take charge of the affairs on small and medium businesses.
(4) An Administrator and a Deputy Administrator shall be assigned to the Small and Medium Business Administration. The Administrator shall be appointed in political service and the Deputy Administrator shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
(5) The Korean Intellectual Property Office shall be established under the Minister of Knowledge Economy to take charge of the affairs on patents, utility models, designs, trademarks, and the affairs related to their examination and trial.
(6) An Administrator and a Deputy Administrator shall be assigned to the Korean Intellectual Property Office. The Administrator shall be appointed in political service and the Deputy Administrator shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
Article 33 (Ministry for Health, Welfare and Family Affairs)
(1) The Minister for Health, Welfare and Family Affairs shall administer the affairs on health and sanitation, prevention of epidemics, administration of medical and pharmaceutical matters, livelihood assistance, self-support assistance, and social security, children (including the care of infants), juveniles, the aged, the disabled and family.
(2) The Korea Food and Drug Administration shall be established under the Minister for Health, Welfare and Family Affairs to take charge of the affairs on the safety of foods and drug.
(3) An Administrator and a Deputy Administrator shall be assigned to the Korea Food and Drug Administration. The Administrator shall be appointed in political service and the Deputy Administrator shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
Article 34 (Ministry of Environment)
(1) The Minister of Environment shall administer the affairs concerning the preservation of the natural and living environment and the prevention of environmental pollution.
(2) The Korea Meteorological Administration shall be established under the Minister of Environment to take charge of the affairs of atmospheric phenomena.
(3) An Administrator and a Deputy Administrator shall be assigned to the Korea Meteorological Administration. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in extraordinary civil service who belong to the Senior Civil Service.
Article 35 (Ministry of Labor)
The Minister of Labor shall administer the affairs relating to standards of working conditions, employment stabilization, vocational training, countermeasures against unemployment, employment insurance, industrial accident compensation insurance, laborers’ welfare, mediation of labor-management relations, and other labor affairs.
Article 36 (Ministry of Gender Equality)
The Minister of Gender Equality shall administer the affairs relating to the planning and integration of policies for female, elevation of female status such as the advancement of female rights and benefits.
Article 37 (Ministry of Land, Transport and Maritime Affairs)
(1) The Minister of Land, Transport and Maritime Affairs shall administer the affairs relating to the establishment and adjustment of comprehensive plan for national territory, conservation, utilization, and development of national territory and water resources, construction of cities, roads and housing, coasts, rivers, harbors, and reclamation, land transportation, maritime transportation, railroad, and air services, marine environment, marine surveys, development of marine resources, research and development of marine science and technology, and marine safety inquiry.
(2) An Assistant Minister may be assigned to the Ministry of Land, Transport and Maritime Affairs.
(3) The Korea Coast Guard shall be established under the Minister of Land, Transport and Maritime Affairs to take charge of policing at sea and the control of marine pollution.
(4) A Commissioner and a Deputy Commissioner shall be assigned to the Korea Coast Guard, and they shall be appointed from police officers.
ADDENDA
Article 1 (Enforcement Date)
This Act shall enter into force on the date of its promulgation: Provided, That part concerning “promotion of food industry” in amendments to Article 31 (1) shall enter into force on June 28, 2008, and amendments to Acts already promulgated but not yet enforced before the enforcement of this Act among Acts amended according to Article 5 of the Addenda shall enter into force on the enforcement date of each appropriate Acts, respectively.
Article 2 (Transitional Measures on Matters under Jurisdiction and Public Officials, etc. pursuant to Closure and New Establishment of Organization)
(1) The functions of administrative agencies recorded in the left column of the following list at the time of entry into force of this Act shall be succeeded to by the heads of administrative agencies recorded in the right column of the same list.

Functions under the jurisdiction of the Chief Secretary of the Office of the President	Chief of Staff of the Office of the President
Functions under the jurisdiction of the Head of the Presidential Security Service	Chief of Staff the Office of the President
Functions falling under Article 18 (1) from among those under the jurisdiction of the Minister of the Office for Government Policy Coordination	Chief of the Prime Minister’s Office
Functions falling under Article 18 (1) from among those under the jurisdiction of the Chief of Staff to the Prime Minister’s Office	Chief of the Prime Minister’s Office
Functions falling under Article 23 (1) from among those under the jurisdiction of the Minister of Planning and Budget	Minister of Strategy and Finance
Functions on social inclusion measures from among those under the jurisdiction of the Minister of Planning and Budget	Minister for Health, Welfare and Family Affairs
Functions falling under Article 30 (1) from among those under the jurisdiction of the Administrator of the Government Information Agency	Minister of Culture, Sport and Tourism
Functions falling under Article 23 (1) from among those under the jurisdiction of the Minister of Finance and Economy	Minister of Strategy and Finance
Functions on consumer protection from among those under the jurisdiction of the Minister of Finance and Economy	Korea Fair Trade Commission

Functions falling under Article 24 (1) from among those under the jurisdiction of the Minister of Education and Human Resources Development	Minister of Education, Science and Technology
Functions falling under Article 24 (1) from among those under the jurisdiction of the Minister of Science and Technology	Minister of Education, Science and Technology
Functions falling under Article 32 (1) from among those under the jurisdiction of the Minister of Science and Technology	Minister of Knowledge Economy
Functions on support for the Kaesong Industrial District from among those under the jurisdiction of the Minister of Unification	Minister of Knowledge Economy
Functions falling under Article 29 (1) from among those under the jurisdiction of the Minister of Government Administration and Home Affairs	Minister of Public Administration and Security
Functions falling under Article 31 (1) from among those under the jurisdiction of the Minister of Agriculture and Forestry	Minister for Food, Agriculture, Forestry and Fisheries
Functions on agricultural statistics from among those under the jurisdiction of the Minister of Agriculture and Forestry	Commissioner of the Korea National Statistical Office
Functions under the jurisdiction of the Minister of Health and Welfare	Minister for Health, Welfare and Family Affairs
Functions under the jurisdiction of the Government Youth Commission	Minister for Health, Welfare and Family Affairs
Functions under the jurisdiction of the Minister of Culture and Tourism	Minister of Culture, Sport and Tourism
Functions falling under Article 31 (1) from among those under the jurisdiction of the Minister of Maritime Affairs and Fisheries	Minister for Food, Agriculture, Forestry and Fisheries
Functions falling under Article 32 (1) from among those under the jurisdiction of the Minister of Commerce, Industry and Energy	Minister of Knowledge Economy
Functions on training of human resources in industrial technology from among those under the jurisdiction of the Minister of Commerce, Industry and Energy	Minister of Education, Science and Technology
Functions falling under Article 29 (1) from among those under the jurisdiction of the Minister of Information and Communication	Minister of Public Administration and Security
Functions on digital contents from among those under the jurisdiction of the Minister of Information and Communication	Minister of Culture, Sport and Tourism
Functions falling under Article 32 (1) from among those under the jurisdiction of the Minister of Information and Communication	Minister of Knowledge Economy
Functions falling under Article 33 (1) from among those under the jurisdiction of the Minister of Gender Equality and Family	Minister for Health, Welfare and Family Affairs
Functions falling under Article 36 from among those under the jurisdiction of the Minister of Gender Equality and Family	Minister of Gender Equality
Functions under the jurisdiction of the Minister of Construction and Transportation	Minister of Land, Transport and Maritime Affairs

Functions falling under Article 37 (1) from among those under the jurisdiction of the Minister of Maritime Affairs and Fisheries	Minister of Land, Transport and Maritime Affairs
(2) The public officials under the jurisdiction of administrative agencies (excluding those in political civil service) recorded in the left column of the following list at the time of entry into force of this Act shall be deemed public officials under the jurisdiction of administrative agencies recorded in the right column of the same list, and the public officials under the jurisdiction of administrative agencies to be abolished under this Act, who have not been recorded on the left column in the following list (excluding those in political civil service), shall be deemed public officials under the jurisdiction of administrative agencies as determined by the Presidential Decree.

Presidential Secretariat	Office of the President, on conditions as the Presidential Decree may determine
Presidential Security Service	Office of the President, on conditions as the Presidential Decree may determine
Office for Government Policy Coordination	Prime Minister’s Office or Ministry of Strategy and Finance, on conditions as the Presidential Decree may determine
Prime Minister’s Secretariat	Prime Minister’s Office, on conditions as the Presidential Decree may determine
Ministry of Planning Budget	Ministry of Strategy and Finance or Ministry for Health, Welfare and Family Affairs, on conditions as the Presidential Decree may determine
Government Information Agency	Ministry of Culture, Sport and Tourism, on conditions as the Presidential Decree may determine
Ministry of Finance and Economy	Ministry of Strategy and Finance or Fair Trade Commission, on conditions as the Presidential Decree may determine
Ministry of Education and Human Resources Development	Ministry of Education, Science and Technology, on conditions as the Presidential Decree may determine
Ministry of Science and Technology	Ministry of Education, Science and Technology or Ministry of Knowledge Economy, on conditions as the Presidential Decree may determine
Ministry of Unification	Ministry of Unification or Ministry of Knowledge Economy, on conditions as the Presidential Decree may determine
Ministry of Government Administration and Home Affairs	Ministry of Public Administration and Security, Prime Minister’s Office or Ministry of Land, Transport and Maritime Affairs, on conditions as the Presidential Decree may determine
Ministry of Culture and Tourism	Ministry of Culture, Sport and Tourism, on conditions as the Presidential Decree may determine
Ministry of Agriculture and Forestry	Ministry for Food, Agriculture, Forestry and Fisheries or Korea National Statistical Office, on conditions as the Presidential Decree may determine
Ministry of Commerce, Industry and Energy	Ministry of Knowledge Economy or Ministry of Education, Science and Technology, on conditions as the Presidential Decree may determine

Ministry of Information and Communication	Ministry of Knowledge Economy, Ministry of Culture, Sport and Tourism or Ministry of Public Administration and Security, on conditions as the Presidential Decree may determine
Ministry of Health and Welfare	Ministry for Health, Welfare and Family Affairs
Ministry of Gender Equality and Family	Ministry of Gender Equality or Ministry for Health, Welfare and Family Affairs, on conditions as the Presidential Decree may determine
Ministry of Construction and Transportation	Ministry of Land, Transport and Maritime Affairs
Ministry of Maritime Affairs and Fisheries	Ministry for Food, Agriculture, Forestry and Fisheries or Ministry of Land, Transport and Maritime Affairs, on conditions as the Presidential Decree may determine
Government Youth Commission	Ministry for Health, Welfare and Family Affairs
(3) The Ordinances of the Prime Minister or Ministerial Ordinances related to the functions recorded in the left column of the list described in paragraph (1) at the time of entry into force of this Act shall be deemed Ordinances of the Prime Minister or Ministerial Ordinances by the Prime Minister or the Ministers to which agencies recorded in the right column of the same list belong.
(4) The Chief Secretary to the Office of the President assigned according to the previous provisions shall be deemed to be assigned as the Chief of Staff to the Office of the President pursuant to the amended provision of Article 14.
Article 3 (Transitional Measures Concerning Public Notification, Disposition and Continuous Act Pursuant to Previous Acts )
Public notifications, disposition and other acts of administrative agencies and application, report and other acts submitted to administrative agencies according to the Acts amended by Article 5 of the Addenda before the entry into force of this Act shall be deemed acts of the administrative agencies or acts submitted to the administrative agencies succeeding to the relevant affairs according to the Acts amended by Article 5 of the Addenda, respectively.
Article 4 (Transitional Measures Concerning Administrative Affairs on Radio Wave and Communication, etc.)
(1) Notwithstanding the amended provision of Article 32, the administrative affairs on radio wave and communication shall be under control of the Head of an administrative agency when relevant Acts are enacted and an administrative agency to undertake the said affairs is separately established.
(2) Notwithstanding the amended provision of Article 32, the public officials in charge of the administrative affairs on radio wave and communication shall be deemed public officials under the jurisdiction of the administrative agency to undertake the said affairs when relevant Acts are enacted and the said administrative agency to undertake the said affairs is separately established
Article 5 and 6 (Omitted)